UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a party other than the registrant  ☐

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT

The information contained herein updates and clarifies the definitive proxy statement of New York Community Bancorp, Inc. (the “Company”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2015 (the “Proxy Statement”), relating to the Company’s 2015 Annual Meeting of Shareholders, which will be held at the Sheraton LaGuardia East Hotel, located at 135-20 39th Street, Flushing, New York, on Wednesday, June 3, 2015, at 10:00 a.m. (EDT) (the “Annual Meeting”). Capitalized terms used in this supplement (the “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

Subsequent to the finalization of the Proxy Statement, the Company determined that the biographical information for James J. O’Donovan and information regarding Mr. O’Donovan’s supplemental retirement benefit as described in the Proxy Statement should be clarified to indicate that since February 1, 2008, Mr. O’Donovan has not been a consultant nor received compensation other than for his services as a director or as a retirement benefit for past services. Accordingly, this Supplement is being filed with the SEC and posted on the Internet at www.proxyvote.com and in the Investor Relations portion of the Company’s website at www.myNYCB.com on or about May 27, 2015.

The first paragraph of the biographical information for Mr. O’Donovan on page 41 of the Proxy Statement is updated to read as follows:

James J. O’Donovan. From October 31, 2003 through to his retirement on December 31, 2006, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. Prior to his retirement, Mr. O’Donovan served as a senior lending consultant to the Company and Community Bank under an arrangement which commenced on February 1, 2005 and terminated upon his retirement.

The updated supplemental retirement information contained in footnote (3) on page 44 of the Proxy Statement is updated to read as follows:

(3)	Mr. O’Donovan retired as a senior officer of the Company in 2006. He receives an annual supplemental retirement benefit of $475,000 from the Company under an agreement that also contains restrictions relating to his future activities in the banking industry. Under his arrangement with the Company, which expires in December 2016, Mr. O’Donovan has agreed not to receive board or board committee retainers or meeting fees. Mr. O’Donovan does not provide services to the Company except in his capacity as a non-employee director.

This Supplement does not update any other information set forth in the Proxy Statement. As a reminder, a proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the Company’s 2015 Annual Meeting.